Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-149990 on Form S-8 of McDonald’s Corporation of our report dated June 21, 2016 appearing in this Annual Report on Form 11-K of McDonald’s Corporation Profit Sharing and Savings Plan for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 21, 2016